United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2018

Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 30, 2018, the Company held its Annual Meeting of Shareholders (the “Meeting”). Of the 45,490,355 total shares of common stock of the Company that were issued and outstanding on March 15, 2018, the record date for the Meeting, 41,086,859 shares, constituting 90.31% of the total outstanding shares, were represented in person or by proxy at the Meeting. The matters voted upon at the Meeting and the results of such voting are set forth below based on the information we received on the day of the meeting from our vote tabulator, Broadridge Investor Communications.

1.	The ten nominees for Directors were elected to serve one-year terms to expire at the annual meeting of shareholders in 2019, as follows:

Nominee	For	Against	Abstain
Hugo Bagué	38,271,260	55,684	16,878
Samuel A. Di Piazza, Jr.	37,964,439	362,399	16,984
Dame DeAnne Julius	38,271,665	55,462	16,695
Ming Lu	37,834,686	492,180	16,956
Bridget Macaskill	37,977,562	349,456	16,804
Martin H. Nesbitt	38,049,096	277,750	16,976
Sheila A. Penrose	34,783,583	385,221	3,175,018
Ann Marie Petach	38,201,528	125,452	16,842
Shailesh Rao	38,270,281	56,745	16,796
Christian Ulbrich	38,307,224	19,728	16,870

In the case of each nominee for Director, there were also 2,743,037 broker non-votes.

2.	The non-binding advisory proposal regarding executive compensation (“say on pay”) was approved by the following shareholder vote:

For	Against	Abstain
36,459,425	1,860,210	24,187

There were 2,743,037 broker non-votes on this proposal.

3.	The appointment of KPMG, LLP to serve as our independent registered public accounting firm for the year 2018 was ratified by the following shareholder vote:

For	Against	Abstain
40,300,648	764,941	21,270

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2018
Jones Lang LaSalle Incorporated

By: /s/ Mark J. Ohringer
Name: Mark J. Ohringer
Title: Executive Vice President and Global General Counsel